Exhibit 16.1

May 1, 2015

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements of Axiom Corp. pertaining to our firm included under Item 4.01 of Form 8-K dated April 27, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC